Form for Gerard S. Carlozzi and John B. Henneman, III


                           RESTRICTED STOCK AGREEMENT

                  THIS RESTRICTED STOCK AGREEMENT (the "Award Agreement"), dated as of ____________ (the "Award Date"), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company"), and ________________________, an employee of the Company (or one or more of its Related Corporations or Affiliates), hereinafter referred to as the "Participant":

                  WHEREAS, the Company maintains the Integra LifeSciences Holdings Corporation [2003] or [2001] Equity Incentive Plan, as amended (the "Plan"), and wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made part of this Award Agreement; and

                  NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

                  Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

                  Section 1.1 Restricted Stock. "Restricted Stock" shall mean ________ shares of Common Stock of the Company issued under this Award Agreement and subject to the Restrictions imposed hereunder.

                  Section 1.2 Restrictions. "Restrictions" shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under the Plan and this Award Agreement.

                  Section 1.3 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

                  Section 1.4 Secretary. "Secretary" shall mean the Secretary of the Company.

                  Section 1.5 Termination of Service. "Termination of Service" shall mean the time when the Participant ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability, but excluding a termination where the Participant is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.

                  Section 1.6 Vested Shares. "Vested Shares" shall mean the shares of Restricted Stock which are no longer subject to the Restrictions by reason of Section 3.2.

                  Section 1.7 Vesting Date. "Vesting Date" shall mean the three year anniversary of the Award Date.


                                  ARTICLE II.
                          ISSUANCE OF RESTRICTED STOCK

                  Section 2.1 Issuance of Restricted Stock. On the date hereof the Company issues to the Participant the Restricted Stock subject to the Restrictions and other conditions set forth in this Award Agreement. The Company shall cause the Restricted Stock to be issued in the name of the Participant or held in book entry form, but if a stock certificate is issued it shall be delivered to and held in custody by the Company until the Restrictions lapse or such Restricted Stock is forfeited. As a further condition to the Company's obligations under this Award Agreement, the Participant's spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A.

                  Section 2.2 Restrictions. Until vested pursuant to Section 3.2, the Restricted Stock shall be subject to forfeiture as provided in Section
 3.1 and may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

                  Section 2.3 Voting and Dividend Rights. The Participant, shall have all the rights of a stockholder with respect to his Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock.

                                   ARTICLE III.
                                  RESTRICTIONS

                  Section 3.1 Forfeiture. Upon the Participant's Termination of Service, the Participant's rights in Restricted Stock that has not yet vested pursuant to Section 3.2 shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration (and, in the event of certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant).

                  Section 3.2 Termination of Restrictions. The Restrictions shall terminate and lapse, and such shares shall vest in the Participant and become Vested Shares on the Vesting Date as provided in Section 3.3, provided that the Participant has continued to serve as an employee or an Associate from the Award Date to and including the Vesting Date. Notwithstanding the foregoing, upon (i) a Change in Control, (ii) a Termination of Service without Cause or for Good Reason, (iii) Disability or (iv) death, all Restrictions shall lapse and all Restricted Stock shall become Vested Shares. For the purposes of the preceding sentence, the terms "Change in Control," "Cause," "Good Reason," and "Disability" shall have the meanings set forth in the Participant's employment agreement with the Company. In addition, upon the Company's nonrenewal of the Participant's employment agreement with the Company, a number of shares of Restricted Stock shall become Vested Shares and the Restrictions relating to such shares shall lapse as of the last day of

 Participant's employment with the Company. The exact number of such shares shall be determined by multiplying the number of shares of Restricted Stock by a fraction, the numerator of which shall be the number of days that have elapsed from the Award Date through the last day of Participant's employment with the Company and the denominator of which shall be the total number of days from the Award Date until the Vesting Date.

                  Section 3.3 Lapse of Restrictions. Upon the Vesting Date, the Company shall issue new certificates evidencing the Vested Shares and deliver such certificates to the Participant or his legal representative, free from the legend provided for in Section 4.2 and any of the other Restrictions; provided, however, such certificates shall bear any other legends as the Company may determine are required to comply with Section 4.6. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Award Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have satisfied the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the lapse of the Restrictions in accordance with Section 4.3.



                                    ARTICLE IV.
                                  MISCELLANEOUS

                  Section 4.1 No Additional Rights. Nothing in this Award Agreement or in the Plan shall confer upon any person any right to a position as an Associate or continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate the services of an individual at any time.

                  Section 4.2 Legend. Any certificates representing shares of Restricted Stock issued pursuant to this Award Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN INTEGRA LIFESCIENCES HOLDINGS CORPORATION AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE ENCUMBERED OR DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION AT 311 ENTERPRISE DRIVE, PLAINSBORO, NEW JERSEY 08536.

                  Section 4.3 Tax Withholding. On the Vesting Date, the Company shall notify the Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. Subject to any applicable legal conditions or restrictions, the Company shall withhold from the shares of Restricted Stock a number of whole shares of common stock having a fair market value, determined as of the Vesting Date, not in excess of the minimum of tax required to be withheld by law.

                  Section 4.4 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

                  Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

                  Section 4.6 Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                  Section 4.7 Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.

                  Section 4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.


                                      *****

                  IN WITNESS HEREOF, this Award Agreement has been executed and delivered by the parties hereto.

                                                     INTEGRA LIFESCIENCES
THE PARTICIPANT                                      HOLDINGS CORPORATION


                                                  By __________________________
______________________________
[Name]                                            Name:
                                                  Title:

______________________________
Address

                                    EXHIBIT A

                                CONSENT OF SPOUSE


         I, ____________________, spouse of _________________, have read and approve the foregoing Award Agreement. In consideration of granting of the right to my spouse to purchase shares of Integra LifeSciences Holdings Corporation as set forth in the Award Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Award Agreement and agree to be bound by the provisions of the Award Agreement insofar as I may have any rights in said Award Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Award Agreement.

Dated: _______________, ______



                                      ----------------------------------
                                      Name: